                             NON-COMPETITION AGREEMENT
                             -------------------------

    This Non-Competition Agreement made and entered into as of this 21st day of December, 1998 by and between Leonard Mintz ("Mintz"), of 89 Blueberry Lane, Westwood, Massachusetts and Foilmark, Inc., ("Foilmark"), a Delaware corporation, with its principal lace of business in 5 Malcolm Hoyt Drive, Newburyport, MA.

                                     RECITALS

    On March 17, 1992, Franklin Manufacturing Corporation ("Franklin") and Mintz entered into an Employment Agreement (the acquired Franklin and assumed its obligations under the Employment Agreement. In 1997, Foilmark elected to sell its hot stamping foil machine products lines. It is unclear whether Foilmark has breached or terminated the Employment Agreement. In any case, Foilmark and Mintz are now desirous of terminating the Employment Agreement without cause. However, for all intents and purposes, the non-competition provisions contained in Paragraph 17 of the Employment Agreement expire upon the termination of the Employment Agreement, and Foilmark, desires that Mintz agree to an extension of the non-competition provisions of the Employment Agreement.

    NOW THEREFORE, in consideration of the promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, Foilmark and Mintz agree as follows:

    1. TERMINATION OF EMPLOYMENT AGREEMENT. Effective upon the date hereof and except as hereinafter specifically provided in paragraph 2 hereof, the Employment Agreement is terminated, except that Foilmark shall continue to pay Mintz until December 31, 1998 compensation in accordance with the Employment Agreement.

    2. NON-COMPETITION. Mintz and Foilmark agree that the Employment Agreement shall be null and void except that Paragraph 15 and 16 of the Employment Agreement shall survive and be deemed part of this Agreement. Mintz further agrees that during the term of this Agreement, Mintz will not directly or indirectly, alone or as a member of a partnership or as an officer, director, stockholder, agent or employee of another corporation (a) intentionally do any act or thing likely or intended to impair the business or goodwill of Foilmark or its affiliates, (b) intentionally do any act or thing which is likely or intended to deprive Foilmark or its affiliates of the goodwill of its suppliers, customers, employees and other having business relations with it, (c) solicit the employment of or otherwise induce any person who is currently employed by Foilmark or its affiliates to leave Foilmark, (d) solicit sales or products of the type manufactured or sold by Foilmark and its affiliates from any present or former customers of Foilmark or its affiliates, or (e) engage in any competition with the business of Foilmark or its affiliates; provided, however, that nothing in this Agreement or the Employment Agreement shall prohibit Mintz from participating or being engaged in any business involved in the manufacture and sale of hot stamp foil machines of any type.

    3. TERMINATION DATE. Except as otherwise provided herein, this Agreement shall terminate on December 1, 2003.

    4. CONSIDERATION. In consideration of Mintz's agreement not to compete as provided in Paragraph 2 of this Agreement, Foilmark agrees to (a) pay Mintz on the first of each month (i) the sum of $14,886.50. (Fourteen Thousand Eight Hundred Eighty Six Dollars and 50 Cents) in eighteen (18) equal installments commencing on January 1, 1999 and (ii) one last installment of $5,762.52 payable on July 1, 2000. Foilmark shall also pay Mintz $4,167 per month in sixty (60) equal installments commencing on January 1, 1999 and ending on December 1, 2003. The payments of $14,886.50 set forth in this paragraph shall be increased effective as of January 1 of each year commencing January 1, 1999 by a percentage equal to the increase, if any, during the preceding calendar year in the Consumer Price Index-Wage Earners for Boston, Massachusetts, as announced by the United States Bureau of Labor Statistics (base year 1967=100) or, if no such index exists, the index most comparable; (b) pay Mintz the sum of $20,000.00 (Twenty Thousand Dollars) on or before December 31, 1999; (c) (i) continue to pay the lease and all maintenance, insurance, operating, and other expenses with respect to Mintz's present automobile (or a comparable automobile) until the current lease for said automobile expires and (ii) thereafter allow Mintz to purchase said vehicle at the lease option purchase price and (whether Mintz purchases such vehicle or not) provide Mintz, until July 12, 2000, with a car allowance equal to the cost of the lease, insurance, maintenance, operating, and other expenses being paid by Foilmark on Mintz's behalf as of said expiration; (d) provide Mintz and pay the expenses associated with his car phone in an amount not to exceed $170 (One Hundred Seventy and 00/100 Dollars) per month until July 12, 2000; (e) (i) until July 12, 2000, make available to Mintz and his spouse the medical and dental coverage currently provided to them pursuant to Foilmark's medical and dental plan and (ii) until July 12, 2000, contribute to the plan on Mintz's and his spouses's behalf as will ensure that Mintz and his spouse shall not be required to contribute an amount or amounts to the plan in excess of that which they currently contribute; (3) after July 12, 2000, make available for so long as Mintz or his wife so desire the same health and dental coverage currently provided to Mintz and his spouse provided that Mintz or his spouse make all contributions with respect to such coverage (or reimburse Foilmark such amount or amounts as it contributes on behalf of Mintz and his spouse). Mintz shall be entitled to no other benefits from Foilmark. In the event that Mintz should die before all of the payments required to be made by Foilmark pursuant to this paragraph 4(a), (b), (c), and (d) have been made, Foilmark shall continue to make such payments to Mintz's estate. In the event that Mintz should die before all of the commitments required of Foilmark by this paragraph 4(d) and (e) have been fulfilled, Foilmark shall continue to fulfill such commitments insofar as they relate to Mintz's spouse. To illustrate, should Mintz die prior to July 12, 2000, Foilmark shall continue to make available to his spouse until July 12, 2000, the medical and dental coverage currently provided to her and contribute until July 12, 2000, on her behalf such amount or amounts as are necessary to continue such coverage. Similarly, in the event Mintz die after July 12, 2000, Foilmark shall continue to make such coverage available to Mintz's spouse provided that she contributes (or reimburses Foilmark for) such amount or amounts as are necessary to continue such coverage. Foilmark shall make no withholdings whatsoever from any payment to be made pursuant to this paragraph 4.

    5. INDEMNIFICATION AGREEMENT. Mintz agrees to waive any claim he may have for back pay due to him from Foilmark. In return, Foilmark agrees that the Indemnification Agreement between Mintz, Kensol/Foilmark, Inc. a Delaware corporation, and others dates February 21, 1992, shall be null and void.

    6. INJUNCTIVE RELIEF. Mintz agrees and acknowledges that any breach of Paragraph 2 of this Agreement or paragraphs 15 and 16 of the Employment Agreement by Mintz shall not be adequately compensated by damages at law and, therefore, Foilmark shall be entitled to, in addition to any other remedies that may be available to it, equitable relief in a court or equity by injunction or otherwise without the necessity of proving actual damage to Foilmark for any breach.

    7.  STOCK REDEMPTION. The parties recognize that Mintz and the Leonard
A. Mintz and Tina Mintz Charitable Remainder Trust (the "Trust") own substantial stock in Foilmark. Foilmark agrees as further consideration of the promises of Mintz set forth herein, that in the event it redeems at any time the stock of any stockholder other than Mintz or the Trust, it shall offer to redeem Mintz's and the Trust's stock upon the same terms and conditions and in the same proportion as the amount of stock to be redeemed of the other stockholder bears to the total amount of stock owned by that stockholder. In other words, if the other stockholder owns 10 shares of Foilmark stock and Foilmark intends to redeem 5 shares, it shall offer to redeem half of Mintz's stock on the same terms and conditions it proposes to redeem the other stockholder's stock. This obligation shall continue until Mintz, the Trust, his estate, or heirs no longer own any Foilmark stock.

    8. "PIGGYBACK" RIGHTS. Foilmark also agrees and recognizes that it conferred upon Mintz certain "demand" and "piggyback" registration rights with regard to Mintz's Foilmark stock pursuant to a Registration Agreement between Foilmark and Mintz dated March 17, 1992. Foilmark acknowledges that Mintz transferred some of his Foilmark stock to the Trust in 1995 and that it agreed that said piggyback and demand rights attached to such stock after it was transferred to the Trust. Foilmark agrees that should Mintz transfer additional Foilmark stock to the Trust, the same piggyback and demand registration rights shall attach to such stock after such transfer.

    9. WAIVER. Failure by either party to require performance of any term or obligation of this Agreement and the waiver by either party of any breach of this Agreement, shall not be deemed a waiver of such term or obligation and shall not foreclose subsequent enforcement of such term or obligation, nor be deemed a waiver of any subsequent breach.

    10. RELEASES AND INDEMNIFICATION. (a) In further consideration of the obligations of Mintz set forth in this Agreement, Foilmark, on behalf of its predecessors, successors, assigns, subsidiaries, officers, directors, shareholders, employees, agents and representatives (hereinafter the "RELEASORS"), hereby releases and forever discharges Mintz, his representatives, agents, heirs, successors, assigns, and estate, (hereinafter the "RELEASEES") and agrees to indemnify him and them and hold him and them harmless from any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts and damages, whether existing or contingent, known or unknown, which the RELEASORS or any other person or entity has, had, or ever had against any of the RELEASEES or any of them, including without limitation any action taken or not taken by Mintz as a director, officer, stockholder or employee of Foilmark, Franklin, or Kensol Olsenmark, Inc. from the beginning of this world to the present, and any obligation arising out of the closing documentation relating to the sale of Franklin, Franklin Pacific Machine and Manufacturing Company, Inc., and various machinery to Foilmark or its predecessor on or about February 21, 1992. (b) In consideration of the promises and agreements of Foilmark herein contained, Mintz, on behalf of himself, his heirs, administrators and assigns, hereby releases and forever discharges Foilmark, its officers, directors, subsidiaries, successors and assigns from any and all actions, causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts, damages, whether existing or contingent, known or unknown, which Mintz has had or ever had against Foilmark or any of the foregoing persons arising out of or relating to his Employment Agreement. Nothing in this paragraph 10 shall be deemed to release Foilmark from its obligations under this Non-Competition Agreement.

    11. RESIGNATION FROM BOARD OF DIRECTORS. In return for the consideration from Foilmark set forth herein, Mintz agrees to resign forthwith from the Board of Directors of Foilmark, and effective upon the date hereof, that certain voting agreement between Mintz and certain other stockholders of Foilmark dated November 17, 1994, copy attached hereto as Exhibit A, is hereby terminated insofar as Mintz is concerned.

    12. BREACH. In the event that Foilmark fails to make any payment or otherwise breaches any provision of paragraph 4 of this Agreement, all sums due thereunder shall become immediately due and payable together with interest at 1-1/2% per month, and the costs of collection, including any attorneys' fees incurred by Mintz, his estate, or heirs as a result of such breach.

    13. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of Foilmark, Mintz and any of their respective successors, affiliates, heirs, executors, administrators, legal representatives and assigns.

    14. MODIFICATION. No provisions of this Agreement shall be changed or modified nor shall this Agreement be discharged in whole or part except by an agreement in writing signed by both parties.

    15. NOTICES. Any and all notices under this Agreement shall be in writing, and if to Foilmark shall be duly given if mailed to Foilmark at the address set forth above or such other address as Foilmark may hereafter designate in writing for this purpose, and if to Mintz shall be duly given if mailed to the address set forth above or such other address as Mintz may hereafter designate in writing for this purpose.

    16. SEVERABILITY. In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other portion of this Agreement, and this Agreement shall be construed as if such provisions had never been contained herein.

    17. COMPLETE AGREEMENT. This Agreement represents the complete agreement of the parties with respect to the subject matter contained herein. All prior agreements of the parties with respect to the subject matter of this Agreement are hereby terminated, except as herein provided.

    18. GOVERNING LAW. This Agreement shall be deemed made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed and enforced in accordance with said laws.

                                  FOILMARK, INC.


                                  By:          /s/  Frank Olsen, Jr.
                                     -----------------------------------------



                                              /s/  Leonard Mintz
                                     -----------------------------------------
                                     LEONARD MINTZ


     The undersigned being parties to that certain Voting Agreement with Leonard Mintz, dated November 17, 1994, Exhibit A, hereby release Mintz from any further obligations thereunder.




     /s/  Martin A. Olsen                      /s/ Frank Olsen, Jr.
-------------------------------      -----------------------------------------
Martin A. Olsen                      Frank Olsen, Jr.



    /s/  Florence J. Olsen                    /s/  Carole J. Robie
-------------------------------      -----------------------------------------
Florence J. Olsen                    Carole J. Robie


    /s/  Martin A. Olsen
-------------------------------
Executive for Florence J. Olsen

                                    EXHIBIT
                                       A

                            VOTING AGREEMENT BETWEEN
                            CERTAIN SHAREHOLDERS OF
                                FOILMARK, INC.


    THIS AGREEMENT is made this 17th day of November, 1994, by and among Martin A. Olsen, Florence J. Olsen, Frank J. Olsen, Jr., Carol J. Robie and Leonard A. Mintz (collectively, the "Shareholders") and Edward Sullivan ("Sullivan").

                                  WITNESSETH:

    WHEREAS, the Shareholders own as of the date of this Agreement an aggregate number of shares in excess of 40% of the issued and outstanding shares of the capital stock of Foilmark, Inc. ("Foilmark")'

    WHEREAS, Foilmark is entering into an Agreement of Exchange ("Exchange Agreement") with West Foils, Inc. ("West Foils") and Sullivan, pursuant to which, Sullivan, as the sole shareholder of all the issued and outstanding common stock of West Foils, shall exchange all of his shares in West Foils for common stock in Foilmark and $750,000;

    WHEREAS, the Shareholders now wish to agree to vote on and after the consummation of the Exchange Agreement for the election of Edward Sullivan as director of Foilmark; and

    WHEREAS, Sullivan now wishes to agree to vote on and after the consummation of the Exchange Agreement for the election of the Shareholders as directors of Foilmark.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

    1. DIRECTOR VOTE. On and after the consummation of the Exchange Agreement for the term of this Agreement, the Shareholders and Sullivan agree that they shall each vote their shares of Common Stock of Foilmark for the election as directors of Foilmark each of the above-named Shareholders who is, at the time of such election, (a) the owner of issued and outstanding Common Stock of Foilmark, and (b) an officer or employee of the Corporation or any of its subsidiaries or affiliates; and (ii) the Shareholders agree that they shall each vote their shares of Foilmark Common Stock for the election of Sullivan as a director of Foilmark provided that at the time of such election Sullivan is (a) an owner of Foilmark Common Stock and (b) an officer or employee of Foilmark or any of its subsidiaries or affiliates, including, without limitation, West Foils.

    2. TERM. The Term of this Agreement is 10 years unless the parties agree otherwise.

    3. VALIDITY. If any term or provision of this Agreement, with the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or application to other persons and circumstances shall not be affected thereby, and each term and provision hereof shall be enforced to the fullest extent permitted by law.

    4. NOTICE. All notices hereunder shall be in writing, and shall be duly given, by personal delivery, by registered or certified mail, return-receipt requested, by telecopier or by a nationally recognized overnight courier service, to the following addresses:

If to the Stockholders:                     With Copy to:
-----------------------

c/o Foilmark, Inc.                          Barry C. Maloney, Esq.
40 Melville Park Road                       Maloney & Burch
Melville, NY 11747                          1100 Connecticut Avenue, N.W.
                                            Washington, D.C. 20036

If to Sullivan:                             With Copy to:
---------------

Edward Sullivan                             Anthony Ciasulli, Esq.
West Foils, Inc.                            Morgan, Lewis & Bockius
2150 Anchor Court                           801 South Grand Avenue
Newbury Park, CA 91320                      Los Angeles, CA 90017-3189

All notices shall be deemed to have been given or made when personally delivered; or if mailed as aforesaid upon the earlier of receipt or three business days after being deposited in the mail; or if telecopied as aforesaid upon dispatch; or if by courier service, the business day following dispatch.

    5. WAIVER. The provisions of this Agreement may be waived only by an instrument in writing signed by Sullivan and all of the Shareholders, or their transferees, as the case may be. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy, or a waiver on any subsequent occasion.

    6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of Delaware.

    7. COUNTERPARTS. This Agreement may be executed in several counterparts which, when executed and delivered by all parties hereto, shall be binding on all parties hereto and shall constitute one agreement, notwithstanding that all parties have not signed the same counterpart.

    8. DISPUTE RESOLUTION. If a dispute arises under this Agreement that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. If the parties are unable to resolve the dispute between them within twenty (20) business days (or such period as the parties shall otherwise agree), then such dispute shall be submitted to binding arbitration in accordance with the General Commercial Rules of the American Arbitration Association in Suffolk County, New York. Arbitration shall apply the laws of Delaware. The decision and award of the arbitrator shall be final and binding and may be entered into any court of competent jurisdiction for enforcement, as necessary.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



/s/ Edward Sullivan
-----------------------------
Edward Sullivan


SHAREHOLDERS


/s/ Martin A. Olsen
-----------------------------
Martin A. Olsen


/s/ Frank J. Olsen, Jr.
-----------------------------
Frank J. Olsen, Jr.


/s/ Florence J. Olsen
-----------------------------
Florence J. Olsen


/s/ Carol J. Robie
-----------------------------
Carol J. Robie


/s/ Leonard A. Mintz
-----------------------------
Leonard A. Mintz